IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE COTY INC. STOCKHOLDER LITIGATION	Consolidated C.A. No. 2019-0336-LWW

NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTION,
PROPOSED SETTLEMENT OF CLASS AND DERIVATIVE ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Notice.
This is not a solicitation from a lawyer.
Notice of Pendency of Class and Derivative Action: Please be advised that your rights will be affected by the above-captioned stockholder class and derivative action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”) if you (i) are currently a record or beneficial owner of share(s) of Coty Inc. (“Coty” or the “Company”) common stock (NYSE: “COTY”) (a “Current Stockholder”), or (ii) were a record holder or beneficial owner of share(s) of Coty common stock issued and outstanding as of February 11, 2019, whose share(s) were accepted for purchase on April 30, 2019 in connection with a Tender Offer (defined in paragraph 4 below) or remained outstanding after April 30, 2019 (a “Class Member”).
Notice of Settlement: Please also be advised that (i) co-lead plaintiffs Massachusetts Laborers’ Pension Fund, Charles Waddell, and John Bicanich (collectively, “Co-Lead Plaintiffs”), on behalf of themselves and the Classes (defined in paragraph 29 below), (ii) Defendants Erhard Schoewel, Robert Singer, Sabine Chalmers, and Pierre Laubies (collectively, the “Director Defendants”), (iii) Defendants Joachim Faber, Olivier Goudet, Peter Harf, and Anna-Lena Kamenetzky (collectively, the “JAB Director Defendants”), (iv) Defendants JAB Holdings B.V., JAB Cosmetics B.V., and Cottage Holdco B.V.1 (collectively, the “JAB Entity Defendants,” and with the Director Defendants and JAB Director Defendants, the “Defendants”), and (v) Nominal Defendant Coty (collectively with Co-Lead Plaintiffs and Defendants, the “Parties”) have reached a proposed settlement for $35,000,000 in cash and the implementation of certain corporate governance terms described below (the “Settlement”). The full terms of the Settlement are set forth in a Stipulation and Agreement of Compromise and Settlement (the “Stipulation”) filed with the Court on March 29, 2023. The proposed Settlement, if approved, will resolve all claims against the Defendants in the Action, including claims brought derivatively on Coty’s behalf.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice explains how Current Stockholders and Class Members will be affected by the Settlement.
1 After the Action was filed Cottage Holdco B.V. was renamed JAB Beauty B.V., and JAB Cosmetics B.V. was merged with and into JAB Holdings B.V.

The following table provides a brief summary of the rights you have as a Current Stockholder and/or Class Member and the relevant deadlines, which are described in more detail later in this Notice.2

2 Any capitalized terms used in this Notice that are not otherwise defined in this Notice shall have the meanings ascribed to them in the Stipulation (defined above). A copy of the Stipulation is available at www.CotyStockholderLitigation.com.
Questions? Call 877-390-3347, email info@CotyStockholderLitigation.com, or visit www.CotyStockholderLitigation.com.

CURRENT STOCKHOLDERS’ AND/OR CLASS MEMBERS’ LEGAL RIGHTS IN THE SETTLEMENT:
ONLY ELIGIBLE CLASS MEMBERS RECEIVE A PAYMENT FROM THE SETTLEMENT. CLASS MEMBERS DO NOT NEED TO SUBMIT A CLAIM FORM.
If you are an Eligible Class Member (defined in paragraph 30 below), you may be eligible to receive a pro rata distribution from the Settlement proceeds. Eligible Class Members do not need to submit a claim form in order to receive a distribution from the Settlement, if approved by the Court. Your distribution from the Settlement will be paid to you directly. See paragraphs 43-46 below for further discussion.

OBJECT TO THE SETTLEMENT BY SUBMITTING A WRITTEN OBJECTION SO THAT IT IS RECEIVED NO LATER THAN MAY 29, 2023.
If you are a Current Stockholder or Class Member and would like to object to the proposed Settlement, the proposed Plan of Allocation, or Co-Lead Counsel’s request for an award of attorneys’ fees and expenses, you may write to the Court and explain the reasons for your objection.

ATTEND A HEARING ON JUNE 13, 2023 AT 11:00 A.M., AND FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN MAY 29, 2023.
Filing a written objection and notice of intention to appear that is received by May 29, 2023, allows you to speak in Court, at the discretion of the Court, about your objection. In the Court’s discretion, the June 13, 2023 hearing may be conducted by telephone or video conference (see paragraphs 51-60 below). If you submit a written objection, you may (but you do not have to) attend the hearing and, at the discretion of the Court, speak to the Court about your objection.

Questions? Call 877-390-3347, email info@CotyStockholderLitigation.com, or visit www.CotyStockholderLitigation.com.

WHAT THIS NOTICE CONTAINS

What Is The Purpose Of This Notice?	Page 3
What Is This Case About? How Do I Know If I Am Affected By The Settlement?	Page 4 Page 7
What Are The Terms Of The Settlement? What Are The Parties’ Reasons For The Settlement?	Page 8 Page 9
How Much Will My Payment From The Settlement Be? How Will I Receive My Payment?	Page 10
What Will Happen If The Settlement Is Approved? What Claims Will The Settlement Release?	Page 12
How Will Co-Lead Counsel Be Paid?	Page 15
When And Where Will The Settlement Hearing Be Held? Do I Have To Come To The Hearing? May I Speak At The Hearing If I Don’t Like The Settlement?	Page 15
Can I See The Court File? Whom Should I Contact If I Have Questions? What If I Held Shares On Someone Else’s Behalf?	Page 20 Page 20

WHAT IS THE PURPOSE OF THIS NOTICE?
1.The purpose of this Notice is to notify Current Stockholders and Class Members of the existence of the Action and the terms of the proposed Settlement with the Defendants and Coty. The Notice is also being sent to inform Current Stockholders and Class Members of a hearing that the Court has scheduled to consider the fairness, reasonableness, and adequacy of the Settlement, the proposed Plan of Allocation for the Settlement proceeds, and the application by Co-Lead Counsel for a Fee and Expense Award in connection with the Settlement (the “Settlement Hearing”). See paragraphs 51-60 below for details about the Settlement Hearing, including the location, date, and time of the hearing.
2.The Court directed that this Notice be mailed to you because you are either a Current Stockholder or may be a Class Member. The Court has directed us to send you this Notice because, as a Current Stockholder and/or potential Class Member, you have a right to know about your options before the Court rules on the proposed Settlement. Additionally, you have the right to understand how the Action and the proposed Settlement generally affect your legal rights. Please Note: the Court may approve the proposed Settlement with such modifications as the Parties may agree to, if appropriate, without further notice to Current Stockholders or Class Members.
3.The issuance of this Notice is not an expression by the Court of any findings of fact or any opinion concerning the merits of any claim in the Action, and the Court has not yet
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decided whether to approve the Settlement. If the Court approves the Settlement, then payments to eligible Class Members will be made after any appeals are resolved.
PLEASE NOTE: Receipt of this Notice does not mean that you are a Current Stockholder, Class Member, or an Eligible Class Member, or that you will be entitled to receive a payment from the Settlement.

WHAT IS THIS CASE ABOUT?
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO THE FOLLOWING MATTERS AND THESE RECITATIONS SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.
4.On February 12, 2019, Defendant Cottage Holdco B.V. delivered a letter to the Coty board of directors announcing its intention to commence a partial tender offer, pursuant to which Cottage Holdco B.V. offered to acquire up to 150 million shares of Class A common stock of Coty at a price per share of $11.65 in cash (the “Tender Offer”).
5.On February 13, 2019, the Tender Offer commenced.
6.On February 15, 2019, the Coty board of directors formed a special committee comprised of Sabine Chalmers, Erhard Schoewel, and Robert Singer (the “Special Committee”) to evaluate the Tender Offer.
7.On February 27, 2019, in connection with the Tender Offer, the Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) requesting stockholders to take no action with respect to the Tender Offer and to instead defer making a determination with respect to the Tender Offer until the Special Committee advised the Company’s stockholders of the Special Committee’s recommendation, if any, with respect to the Tender Offer.
8.On March 17, 2019, in connection with the Tender Offer, Coty and the JAB Entity Defendants entered into a stockholders agreement (the “Stockholders Agreement”).
9.On March 18, 2019, the Company filed with the SEC an amendment to the Schedule 14D-9 recommending that stockholders of the Company who, after having considered a number of factors, determine it is in their personal interest to sell all or a portion of their shares accept the Tender Offer and tender their shares pursuant to the Tender Offer.
10.During the Tender Offer period, 336,614,903 shares of Coty Class A common stock were validly tendered into the Tender Offer and, because the Tender Offer was oversubscribed, the number of shares purchased from each tendering stockholder was prorated by 44.56% to limit the aggregate number of shares purchased to 150,000,000.
11.On April 30, 2019, the Tender Offer was consummated, and Defendant Cottage Holdco B.V. accepted for payment 150,000,000 shares for aggregate consideration of approximately $1.747 billion, i.e., $11.65 per share (the “Tender Offer Consideration”).
Questions? Call 877-390-3347, email info@CotyStockholderLitigation.com, or visit www.CotyStockholderLitigation.com.

12.On May 6, 2019, Co-Lead Plaintiff Massachusetts Laborers’ Pension Fund filed a Verified Stockholder Class Action Complaint relating to the Tender Offer on behalf of itself and all Coty stockholders similarly situated, against the Director Defendants, the JAB Director Defendants, JAB Holding Company S.à r.l., JAB Cosmetics B.V. and Cottage Holdco B.V.
13.On May 24, 2019, Paul Glaeser filed a Verified Class Action Complaint relating to the Tender Offer on behalf of himself and all Coty stockholders similarly situated against the Director Defendants, the JAB Director Defendants, JAB Holding Company S.à r.l., JAB Cosmetics B.V. and Cottage Holdco B.V.
14.On May 23, 2019, Co-Lead Plaintiffs Charles Waddell and John Bicanich filed a Verified Class Action and Derivative Complaint relating to the Tender Offer on behalf of themselves, all Coty stockholders similarly situated, and the Company, against the Director Defendants, the JAB Director Defendants, JAB Holding Company S.à r.l., JAB Cosmetics B.V. and Cottage Holdco B.V.
15. On May 29, 2019, the Court consolidated the three aforementioned actions into one class and derivative action, and appointed (i) Plaintiffs Massachusetts Laborers’ Pension Fund, Charles Waddell and John Bicanich as Co-Lead Plaintiffs; (ii) Labaton Sucharow LLP, Friedlander & Gorris, P.A., and Friedman Oster & Tejtel PLLC as co-lead counsel (“Co-Lead Counsel”) and (iii) Levi & Korsinsky, LLP to the Executive Committee for Co-lead Plaintiffs (with Co-Lead Counsel, “Plaintiffs’ Counsel”).
16.On June 14, 2019, Co-Lead Plaintiffs filed a Verified Amended Class Action and Derivative Complaint (the “First Amended Complaint”) against the Director Defendants, the JAB Director Defendants, JAB Holding Company S.à r.l., and the JAB Entity Defendants alleging claims for breach of fiduciary duty and breaches of the Stockholders Agreement.
17.After Defendants moved to dismiss the First Amended Complaint, Co-Lead Plaintiffs filed a Second Amended Verified Class Action and Derivative Complaint on October 21, 2019 (the “Second Amended Complaint”).
18.On November 21, 2019, each of the Defendants filed motions to dismiss the Second Amended Complaint, in whole, or in part, on the merits and/or jurisdictional grounds. On January 15, 2020, Co-Lead Plaintiffs filed an answering brief in opposition to the motions to dismiss, and on February 20, 2020, Defendants filed reply briefs in further support of their motions to dismiss. The Court heard oral argument on the motions to dismiss on April 21, 2020.
19.On May 8, 2020, the Court entered a Stipulation and Proposed Order dismissing JAB Holding Company S.à r.l. from the Action and withdrawing the JAB Entity Defendants’ motion to dismiss on jurisdictional grounds.
20.On August 17, 2020, the Court issued a Memorandum Opinion denying the motions to dismiss, and Defendants thereafter filed their answers and affirmative defenses to the Second Amended Complaint.
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21.On October 18, 2021, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), the Court entered a stipulated and proposed order certifying the Action as a class action and certifying two separate classes, each without opt-out rights, as follows:
All record holders and beneficial owners of shares of Coty Inc. common stock issued and outstanding as of February 11, 2019 (the “Class Shares”), together with their heirs, assignees, transferees, and successors-in-interest, in each case in their capacity as holders of Class Shares, whose Class Shares (i) were accepted for purchase on April 30, 2019 (the “Tendering Class”); or (ii) remained outstanding after April 30, 2019 (the “Remaining Stockholder Class”). Excluded from the Classes are Defendants and their respective affiliates.
22.The Parties engaged in fact discovery beginning in 2019 and extending well into 2022. Defendants and Coty produced over 109,000 documents totaling over 904,000 pages, and the twelve non-parties subpoenaed for documents produced over 21,000 documents totaling over 153,000 pages. The Parties took twenty fact witness depositions, including depositions of representatives of each of the Parties, including depositions of each of the Co-Lead Plaintiffs. Additionally, between June 24, 2022 and August 25, 2022, the Parties engaged in expert discovery, including serving opening and rebuttal expert reports, and taking expert depositions.
23.On March 29, 2022, the Parties attended a mediation session with Robert A. Meyer, Esq. of JAMS who has extensive experience mediating complex business disputes, including derivative and stockholder class actions in the Delaware Court of Chancery. The Parties were unable to reach a settlement at the mediation session, but continued to engage in settlement discussions through the mediator and on their own.
24.On September 19, 2022, the Court entered a Stipulation and Order of voluntary dismissal of Mr. Michaels without prejudice.
25.On October 17, 2022, following extensive negotiations, the Parties executed a Memorandum of Understanding, which memorialized an agreement in principle to resolve the Action on the terms set forth therein. The Memorandum of Understanding contemplated that the Settlement would be further documented as reflected in the Stipulation.
26.On October 19, 2022, the Memorandum of Understanding was filed with the Court, and Co-Lead Counsel and Defendants’ counsel informed the Court of the settlement in principle of the Action and requested a stay of further proceedings pending submission of the Settlement for Court approval.
27.After additional negotiations regarding the specific terms of their agreement, the Parties entered into the Stipulation on March 29, 2023. The Stipulation, which reflects the final and binding agreement between the Parties on the terms and conditions of the Settlement, and which supersedes and replaces the Memorandum of Understanding, can be viewed at www.CotyStockholderLitigation.com.
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28.On April 4, 2023, the Court entered a Scheduling Order directing that notice of the Settlement be provided to Current Stockholders and potential Class Members, and scheduling the Settlement Hearing to, among other things, consider whether to grant final approval of the Settlement.

HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT?
29.If you are a member of one or both of the Classes, you are a Class Member subject to the Settlement and may be eligible to receive a pro rata distribution from the Settlement proceeds. The Classes certified by the Court consist of:
All record holders and beneficial owners of shares of Coty Inc. common stock issued and outstanding as of February 11, 2019 (the “Class Shares”), together with their heirs, assignees, transferees, and successors-in-interest, in each case in their capacity as holders of Class Shares, whose Class Shares (i) were accepted for purchase on April 30, 2019 (the “Tendering Class”); or (ii) remained outstanding after April 30, 2019 (the “Remaining Stockholder Class”). Excluded from the Classes are Defendants and their respective affiliates.
30.Members of the Tendering Class (“Eligible Class Members”) are eligible to receive a pro rata distribution from the Settlement proceeds, according to the Plan of Allocation described below.
PLEASE NOTE: The Classes are non-“opt-out” classes pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2). Accordingly, Class Members do not have the right to exclude themselves from either Class.
31. If you are a member of the Remaining Stockholder Class and/or a Current Stockholder, you may be impacted by the corporate governance benefits included in the Settlement. The Settlement, if approved by the Court, will resolve claims that were asserted in the Action derivatively on behalf of Coty, and requires the implementation of the corporate governance benefits described in the following section.

WHAT ARE THE TERMS OF THE SETTLEMENT?
32.The Settlement contains a cash component and a corporate governance component. In consideration of the settlement of the Released Plaintiffs’ Claims (defined in paragraph 47(i) below) against the Defendants and the other Released Defendant Persons (defined in paragraph 47(i) below): (i) Defendants will cause $35,000,000 in cash (the “Gross Settlement Amount”) to be deposited into an interest-bearing escrow account; and (ii) Defendants agree to Coty’s implementation of the corporate governance terms reflected in an Amended Stockholders Agreement.
33.The Settlement Fund (i.e., the Gross Settlement Amount plus any interest earned thereon) will be used to pay any Taxes and tax expenses, Notice and Administration Costs, and
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any attorneys’ fees and litigation expenses awarded by the Court. Following the Effective Date of the Stipulation, the remainder of the Settlement Fund (the “Net Settlement Fund”) will be distributed to Eligible Class Members (i.e., members of the Tendering Class) pursuant to the proposed Plan of Allocation described below (see paragraphs 43-46).
34.The corporate governance benefits reflected in the Amended Stockholders Agreement include (a) certain restrictions lasting for one year on JAB’s ability to sell Coty shares, (b) certain restrictions lasting for three years on JAB’s ability to acquire additional Coty shares, (c) revisions of Section 3.01(a) to clarify who is considered independent and disinterested under the Amended Stockholders Agreement, (d) appointment of a new Lead Independent Director other than Mr. Schoewel or Mr. Singer, (e) amendment of the definition of “Minimum Amount” in the Stockholders Agreement from 40% to 25% of the Company’s total voting power, and (f) a requirement that the Company’s annual director questionnaires include the questions listed in Exhibit B to the Amended Stockholders Agreement. 3
35.In addition, during the pendency of this Action, six new independent directors were appointed to the Coty board of directors (the “New Directors”). The Parties have agreed that the new directors were appointed to the Coty board to bring Coty into compliance with the Stockholders Agreement, and that, as of the date of the Settlement, Coty has no fewer than four directors determined by the Coty board of directors to be independent and disinterested. Defendants have acknowledged that the claims asserted in the Action were a substantial factor considered by the Coty board of directors in its process of appointing these new directors.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?
36.Co-Lead Plaintiffs and Co-Lead Counsel thoroughly considered the facts and law underlying the claims asserted in the Action.  Although Co-Lead Plaintiffs and Co-Lead Counsel believe that the claims asserted have merit, the Court could have adopted Defendants’ view of the applicable legal standards or of the underlying evidence, and could have entered judgment for the Defendants, either dismissing the claims against the Defendants prior to trial or after trial.  Co-Lead Plaintiffs and Co-Lead Counsel also considered the expense and length of continued proceedings necessary to pursue Co-Lead Plaintiffs’ claims against the Defendants through trial, the uncertainty of appeals, and the collectability of any potential judgment.
37.In light of the monetary recovery and governance benefits achieved, and based upon their investigation and prosecution of the case and the information available to them through discovery and the settlement negotiations, Co-Lead Plaintiffs and Co-Lead Counsel have concluded that the terms and conditions of the Settlement are fair, reasonable, and adequate to Co-Lead Plaintiffs and the Classes, and in their best interests. The Settlement provides an immediate benefit in the form of a $35,000,000 cash payment without the risk that continued litigation could result in obtaining no recovery or a smaller recovery after continued extensive and expensive litigation, including trial and appeals. In addition, the Settlement
3 The Amended Stockholders Agreement (with exhibits thereto) is attached as Exhibit E to the Stipulation. The Stipulation and its Exhibits can be accessed and reviewed at www.CotyStockholderLitigation.com.
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provides immediate corporate governance benefits for Coty and Current Stockholders that would not be an available form of relief had the Action proceeded to trial and resulted in a judgment.
38.Defendants deny any and all allegations of wrongdoing, liability, violations of law or damages arising out of or related to any of the conduct, statements, acts, or omissions alleged against Defendants in the Action, and maintain that their conduct was at all times proper, in the best interests of Coty and its stockholders, and in compliance with applicable law. Nevertheless, Defendants wish to eliminate the uncertainty, risk, burden, and expense of further litigation. Defendants have therefore determined to settle the claims asserted against them in the Action on the terms and conditions set forth in the Stipulation solely to put the Released Plaintiffs’ Claims (as defined below) to rest, finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages. Each of the Defendants asserts that, at all relevant times, he, she, or it acted in good faith and in a manner he, she, or it reasonably believed to be in the best interests of Coty and all of its stockholders. Nothing in the Settlement or the Stipulation shall be construed as, or deemed to be, evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or factual allegation or of any fault or liability or wrongdoing or damage whatsoever or any infirmity in the defenses that any of the Defendants have or could have asserted.

HOW MUCH WILL MY PAYMENT FROM THE SETTLEMENT BE? HOW WILL I RECEIVE MY PAYMENT?
39.Please Note: If you are an Eligible Class Member eligible to receive a pro rata distribution from the Settlement proceeds, you do not need to submit a claim form in order to receive your payment.
40.As stated above, the $35,000,000 Gross Settlement Amount will be deposited into an interest-bearing escrow account. If the Settlement is approved by the Court and the Effective Date of the Settlement occurs, the Net Settlement Fund (that is, the Gross Settlement Amount plus any and all interest earned thereon (the “Settlement Fund”) less: i) any Taxes and tax expenses; (ii) any Notice and Administration Costs; (iii) any Fee and Expense Award (defined in paragraph 50 below) awarded by the Court; and (iv) any other costs or fees approved by the Court) will be distributed in accordance with the proposed Plan of Allocation or such other plan of allocation as the Court may approve.
41.The Net Settlement Fund will not be distributed unless and until the Court has approved the Settlement and a plan of allocation, and the time for any petition for rehearing, appeal, or review, whether by certiorari or otherwise, has expired. Approval of the Settlement is independent from approval of a plan of allocation. Any determination with respect to a plan of allocation will not affect the Settlement, if approved.
42.The Court may approve the Plan of Allocation as proposed or it may modify the Plan of Allocation without further notice to the Classes. Any Orders regarding any modification of the Plan of Allocation will be posted on the Settlement website, www.CotyStockholderLitigation.com.
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PROPOSED PLAN OF ALLOCATION
43.The Net Settlement Fund will be distributed on a pro rata basis to “Eligible Class Members.” “Eligible Class Members” are members of the Tendering Class, i.e., all record holders and beneficial owners of Coty common stock issued and outstanding as of February 11, 2019, together with their heirs, assignees, transferees, and successors-in-interest, in each case in their capacity as holders of Coty common stock whose shares were accepted for purchase on April 30, 2019 in connection with the Tender Offer. “Eligible Shares” will be the number of Coty shares held by Eligible Class Members that were accepted for purchase on April 30, 2019, and for which Eligible Class Members received consideration as part of the Tender Offer.4
44.Each Eligible Class Member will be eligible to receive a pro rata payment from the Net Settlement Fund equal to the product of (i) the number of Eligible Shares held by the Eligible Class Member and (ii) the “Per-Share Recovery” for the Settlement, which will be determined by dividing the total amount of the Net Settlement Fund by the total number of Eligible Shares.
45.Payments from the Net Settlement Fund to Eligible Class Members will be made in the same manner in which Eligible Class Members received consideration as part of the Tender Offer. Accordingly, if your shares of Coty common stock were held in “street name” and the Tender Offer Consideration was deposited into your brokerage account, your broker will be responsible for depositing your Settlement payment into that same brokerage account.
46.Subject to Court approval in the Class Distribution Order, Co-Lead Counsel will direct the Settlement Administrator (the “Administrator”) to conduct the distribution of the Net Settlement Fund to Eligible Class Members as follows:
(a)With respect to shares of Coty common stock held of record on April 30, 2019 by the Depository Trust & Clearing Corporation, including its subsidiary the Depository Trust Company (collectively, “DTCC”), through its nominee Cede & Co., Inc. (“Cede”), the Administrator will cause that portion of the Net Settlement Fund to be allocated to Eligible Class Members who held their shares through DTCC Participants. The Administrator will make payment to the DTCC Participants directly. The DTCC Participants and their respective customers, including any intermediaries, shall then ensure pro rata payment to each Eligible Class Member based on the number of Eligible Shares beneficially owned by such Eligible Class Members.
(b)With respect to shares of Coty common stock held of record on April 30, 2019 other than by Cede, as nominee for DTCC (a “Closing Non-Cede Record Position”), the payment with respect to each such Closing Non-Cede Record Position shall be made by the Administrator from the Net Settlement Fund directly to the record owner of each Closing Non-Cede Record Position in an
4 “Eligible Class Members” do not include any of the “Excluded Persons” (as defined in the Stipulation). “Eligible Shares” do not include any shares held by Defendants and their respective affiliates.
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amount equal to the Per-Share Recovery times the number of Eligible Shares comprising such Closing Non-Cede Record Position.
(c)A person who purchased Eligible Shares on or before April 30, 2019, but had not settled those shares at the Closing (“Eligible Non-Settled Shares”) shall be treated as an Eligible Class Member (and their shares treated as Eligible Shares) with respect to those Eligible Non-Settled Shares, and a person who sold those Eligible Non-Settled Shares on or before April 30, 2019 shall not be treated as an Eligible Class Member with respect to those Eligible Non-Settled Shares.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?
47.If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Pursuant to the Judgment, the claims asserted against the Defendants in the Action will be dismissed with prejudice and the following releases will occur:
(1)Release of Claims by Co-Lead Plaintiffs and the Classes: Upon the Effective Date, Co-Lead Plaintiffs and all members of the Tendering Class and the Remaining Stockholder Class, shall have fully, finally, and forever released, settled, and discharged the Released Defendant Persons (defined below) from and with respect to every one of the Released Plaintiffs’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any Released Plaintiffs’ Claims against any of the Released Defendant Persons.
    “Released Plaintiffs’ Claims” means any Claims that: (a) (1) were alleged, asserted, set forth, or claimed in the Action against Defendants; or (2) could have been alleged, asserted, set forth or claimed in the Action, or in any other action in any other court, tribunal, or proceeding by Co-Lead Plaintiffs or any other members of the Tendering Class or the Remaining Stockholder Class individually, derivatively on behalf of Coty, or as a member of a class under state, federal, local or any other law, which are based upon, arise from or in any way relate to (i) the Tender Offer; (ii) the events, acts or negotiations related to the Tender Offer; (iii) the Stockholders Agreement; (iv) Coty’s or the Defendants’ performance under or in compliance with the Stockholders Agreement; (v) any disclosures or statements about the Tender Offer, including (but not limited to) disclosures in the Original Statement, Amendment No. 1 to the Original Statement, the Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Securities Exchange Act of 1934 on Schedule TO (the “Tender Offer Statement”), and all amendments to the Tender Offer Statement; and (vi) claims that were, or could have been, alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to the conduct described in the Second Amended Complaint filed in the Action; and (b) arise out of, relate to, or are based upon ownership of Coty stock. Released Plaintiffs’ Claims shall not include claims to enforce the Settlement. For the avoidance of doubt, Released Plaintiffs’
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Claims do not include any Claims arising out of, relating to, or based upon conduct or actions occurring after the date of the Stipulation.
“Released Defendant Persons” means JAB, Coty, the Defendants, all the past and present officers and members of the Coty board of directors and the Special Committee, and any and all of the respective current and former employees, parent entities, controlling persons, owners, members, co-investors, lenders, principals, affiliates, or subsidiaries of any of the foregoing, and each and all of the respective past or present officers, directors, managers, partners, limited partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers of any of the foregoing, and such other persons that are specifically identified in the Settlement.
(ii)    Release of Claims by Defendants: Upon the Effective Date, Defendants, shall have fully, finally, and forever released, settled, and discharged the Released Plaintiff Persons from and with respect to every one of the Released Defendants’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any Released Defendants’ Claims against any of the Released Plaintiff Persons.
“Released Defendants’ Claims” means any Claims that could have been asserted in the Action by Defendants against any of the Released Plaintiff Persons, which arise out of, relate to, or are based upon the institution, prosecution, settlement or dismissal of the Action, provided, however, that the Released Defendants’ Claims shall not include (i) claims to enforce the Settlement or (ii) release or otherwise affect claims between Defendants and their insurance carriers.
“Released Plaintiff Persons” means Co-Lead Plaintiffs, Co-Lead Counsel, each member of the Tendering Class, each member of the Remaining Stockholder Class, and any and all of their respective current and former employees, parent entities, controlling persons, owners, members, co-investors, lenders, principals, affiliates, or subsidiaries of any of the foregoing, and each and all of their respective past or present officers, directors, managers, partners, limited partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.
(iii) The Releases of Claims by Co-Lead Plaintiffs, the Classes, and Defendants include the release of “Unknown Claims”: “Unknown Claims” means any Released Plaintiffs’ Claims that Co-Lead Plaintiffs, or any other member of the Tendering Class and the Remaining Stockholder Class, do not know or suspect to exist in his, her or its favor at the time of the release of the Released Plaintiffs’ Claims, and any Released Defendants’ Claims that any Defendant does not know or suspect to exist in his, her or its favor at the time of the release of the Released Defendants’ Claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive, and each member of
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Tendering Class and the Remaining Stockholder Class shall be deemed to have, and by operation of the Judgment shall have expressly waived, relinquished and released any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
The Parties acknowledge, and the members of the Tendering Class and the Remaining Stockholder Class by operation of law are deemed to acknowledge, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims and the Released Defendants’ Claims, but that it is the intention of Co-Lead Plaintiffs and Defendants, and by operation of law the members of the Tendering Class and the Remaining Stockholder Class, to completely, fully, finally and forever extinguish any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, which now exist or heretofore have existed, upon any theory of law or equity, from the beginning of time through the date of execution of this Stipulation, without regard to the subsequent discovery or existence of such different or additional facts. Co-Lead Plaintiffs and Defendants also acknowledge, and members of the Tendering Class and the Remaining Stockholder Class by operation of law are deemed to acknowledge, that the inclusion of “Unknown Claims” in the definition of the Released Plaintiffs’ Claims and the Released Defendants’ Claims is separately bargained for and is a key element of the Settlement.
48.By Order of the Court, all proceedings against the Defendants in the Action, except for those related to the Settlement, have been stayed, and Co-Lead Plaintiffs and all other Class Members are barred and enjoined from commencing, instituting, or prosecuting any other proceedings against the Defendants or Coty asserting any Released Plaintiffs’ Claims pending final determination of whether the Settlement should be approved.
49.If the Settlement is approved and the Effective Date occurs, no Coty common stockholder or Class Member will be able to bring another action asserting the Released Plaintiffs’ Claims against any of the Released Defendant Persons on behalf of Coty or individually.

HOW WILL CO-LEAD COUNSEL BE PAID?
50.Co-Lead Counsel have not received any payment for their services in pursuing claims in the Action on behalf of the Classes, nor have Co-Lead Counsel been paid for their litigation expenses incurred in connection with the Action. Before final approval of the Settlement, Co-Lead Counsel will apply to the Court for an award of attorneys’ fees and litigation expenses to Co-Lead Counsel (the “Fee and Expense Award”). Co-Lead Counsel’s
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application for the Fee and Expense Award will have two components: (i) a component to compensate Co-Lead Counsel for corporate benefits achieved on behalf of the Company and the Remaining Stockholder Class, including Co-Lead Plaintiffs’ role in causing the appointment of the New Directors and the adoption of the Amended Stockholders Agreement (the “Governance Fee”); and (ii) a component to compensate Co-Lead Counsel for the cash consideration obtained on behalf of the Tendering Class (the “Tender Offer Fee”). Co-Lead Counsel’s application will provide that the Governance Fee and the Tender Offer Fee will be paid from the Settlement Fund. Defendants agree that they will not object to or otherwise take any position on the Fee and Expense application so long as (i) the Governance Fee does not exceed $2 million (inclusive of expenses) and (ii) the total fee and expense request (inclusive of the Governance Fee, the Tender Offer Fee, and all Litigation Expenses) does not exceed $11 million. The Court will determine the amount of the Fee and Expense Award. The Fee and Expense Award will be paid solely from (and out of) the Settlement Fund in accordance with the terms of the Stipulation. Class Members are not personally liable for any such fees or expenses. In addition, Co-Lead Counsel may petition the Court to award an incentive fee to Co-Lead Plaintiffs. Any such incentive fee would be paid solely out of the Fee and Expense Award to Co-Lead Counsel. Neither the Classes nor the Parties will have any separate responsibility with respect to any such incentive fee award.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?
51.Class Members do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if a Class Member does not attend the Settlement Hearing. Class Members can recover from the Settlement without attending the Settlement Hearing.
52.Please Note: The date and time of the Settlement Hearing may change without further written notice to Class Members. In addition, the Court may decide to conduct the Settlement Hearing remotely by Zoom, or otherwise allow Class Members to appear at the hearing remotely by video or phone, without further written notice to Class Members.  In order to determine whether the date and time of the Settlement Hearing have changed, or whether Class Members must or may participate remotely by video or phone, it is important that you monitor the Court’s docket and the Settlement website, www.CotyStockholderLitigation.com , before making any plans to attend the Settlement Hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing or updates regarding in-person or remote appearances at the hearing, will be posted to the Settlement website, www.CotyStockholderLitigation.com . Also, if the Court requires or allows Class Members to participate in the Settlement Hearing remotely by video or telephone conference, the information needed to access the conference will be posted to the Settlement website, www.CotyStockholderLitigation.com.
Questions? Call 877-390-3347, email info@CotyStockholderLitigation.com, or visit www.CotyStockholderLitigation.com.

53.The Settlement Hearing will be held on June 13, 2023 at 11:00 a.m., before The Honorable Lori W. Will, Vice Chancellor, in person at the Court of Chancery of the State of Delaware, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, to, among other things: (i) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to the Classes, and should be approved by the Court; (ii) determine whether a Judgment, substantially in the form attached as Exhibit D to the Stipulation, should be entered dismissing the Action with prejudice as against the Defendants; (iii) determine whether the proposed Plan of Allocation of the Net Settlement Fund is fair and reasonable, and should therefore be approved; (iv) determine whether the application by Co-Lead Counsel for a Fee and Expense Award should be approved; (v) hear and rule on any objections to the Settlement, the proposed Plan of Allocation, and/or to the application by Co-Lead Counsel for a Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.
54.Any Current Stockholder or Class Member may object to the Settlement, the proposed Plan of Allocation, or Co-Lead Counsel’s application for an award of attorneys’ fees and litigation expenses (“Objector”); provided, however, that no Objector shall be heard or entitled to object unless, on or before May 29, 2023, such person (1) files their written objection, together with copies of all other papers and briefs supporting the objection specified in paragraph 55 below, with the Register in Chancery at the address set forth below; (2) serves such papers (electronically by File & ServeXpress, by hand, by first-class U.S. Mail, or by express service) on Plaintiffs’ Counsel and Defendants’ Counsel at the addresses set forth below; and (3) emails a copy of the written objection to mrichardson@labaton.com, jgorris@friedlandergorris.com, dtejtel@fotpllc.com, lauren.aguiar@skadden.com, paul.lockwood@skadden.com, jducayet@sidley.com, dicamillo@rlf.com, kshannon@potteranderson.com, and penerio@hegh.law.

REGISTER IN CHANCERY
Register in Chancery Court of Chancery of the State of Delaware New Castle County Leonard L. Williams Justice Center 500 North King Street Wilmington, Delaware 19801
CO-LEAD COUNSEL FOR PLAINTIFFS
Questions? Call 877-390-3347, email info@CotyStockholderLitigation.com, or visit www.CotyStockholderLitigation.com.

Mark Richardson
LABATON SUCHAROW LLP
222 Delaware Ave., Suite 1510
Wilmington, Delaware 19801
(888) 219-6877
Jeffrey M. Gorris
FRIEDLANDER & GORRIS, P.A.
1201 N. Market St., Suite 2200
Wilmington, DE 19801
(302) 573-3500

David F.E. Tejtel
FRIEDMAN OSTER & TEJTEL PLLC
493 Bedford Center Road, Suite 2D
Bedford Hills, NY 10507
(888) 529-1108

DEFENDANTS’ AND COTY’S COUNSEL

Lauren E. Aguiar
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Manhattan West
New York, NY 10001
(212) 735-3000

Paul J. Lockwood
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000
Counsel for Defendants Joachim Faber, Olivier Goudet, Peter Harf, Anna-Lena Kamenetzky, JAB Holdings B.V., JAB Cosmetics B.V., and Cottage Holdco B.V.

Jim Ducayet
SIDLEY AUSTIN LLP
One South Dearborn
Chicago, IL 60603
(312) 853-7000

Raymond J. DiCamillo
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King St.
Wilmington, DE 19801
(302) 651-7700
Counsel for Defendants Sabine Chalmers, Erhard Schoewel, and Robert Singer

Kevin R. Shannon
POTTER ANDERSON & CORROON LLP
1313 N. Market Street
Hercules Plaza, 6th Floor
Wilmington, DE 19801
(302) 984-6000
Counsel for Defendant Pierre Laubies

Patricia L. Enerio
HEYMAN ENERIO GATTUSO & HIRZEL LLP
300 Delaware Ave., Suite 200
Wilmington, DE 19801
(302) 472-7300
Counsel for Nominal Defendant Coty Inc.

Questions? Call 877-390-3347, email info@CotyStockholderLitigation.com, or visit www.CotyStockholderLitigation.com.

55.Any objections must: (i) identify the case name and civil action number, “In Re Coty Inc. Stockholder Litigation, Consolidated C.A. No. 2019-0336-LWW”; (ii) state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of the Objector’s counsel; (iii) be signed by the Objector; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the Objector wishes to bring to the Court’s attention, and if the Objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the Objector may call to testify and any exhibits the Objector intends to introduce into evidence at the hearing; and (v) include documentation sufficient to prove that the Objector is a member of at least one of the Classes (i.e., is a record holder or beneficial owner of share(s) of Coty common stock issued and outstanding as of February 11, 2019 and whose share(s): (i) were accepted for purchase on April 30, 2019 or (ii) remained outstanding after April 30, 2019). Documentation establishing that an Objector is a member of at least one of the Classes may consist of copies of monthly brokerage account statements or an authorized statement from the Objector’s broker containing the transactional and holding information found in an account statement.
56.You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, unless the Court orders otherwise.
57.If you wish to be heard orally at the Settlement Hearing in opposition to the approval of the Settlement, the Plan of Allocation, or Co-Lead Counsel’s application for an award of attorneys’ fees and litigation expenses, assuming you timely file and serve a written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on Co-Lead Counsel and on Defendants’ Counsel at the mailing and email addresses set forth in paragraph 54 above so that the notice is received on or before May 29, 2023. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.
58.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Co-Lead Counsel and Defendants’ and Coty’s Counsel at the mailing and email addresses set forth in paragraph 54 above so that the notice is received on or before May 29, 2023.
59.The Settlement Hearing may be adjourned by the Court without further written notice to Class Members. If you intend to attend the Settlement Hearing, you should confirm the date and time with Co-Lead Counsel.
60.Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection (including the right to appeal) and shall be forever foreclosed from making any objection to the
Questions? Call 877-390-3347, email info@CotyStockholderLitigation.com, or visit www.CotyStockholderLitigation.com.

proposed Settlement, the proposed Plan of Allocation, or Co-Lead Counsel’s application for an award of attorneys’ fees and litigation expenses, or any other matter related to the Settlement or the Action, and will otherwise be bound by the Judgment to be entered and the Releases to be given. Class Members do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?
1.This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in the Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. Additionally, copies of the Stipulation, the Complaint, and any related orders entered by the Court will be posted on the Settlement website, www.CotyStockholderLitigation.com. If you have questions regarding the Settlement, you may contact the Administrator: A.B. Data, Ltd. (877) 390-3347, info@CotyStockholderLitigation.com, or Co-Lead Counsel: Mark Richardson, Labaton Sucharow LLP, 222 Delaware Ave., Suite 1510, Wilmington, Delaware 19801, (888) 219-6877; Jeffrey M. Gorris, Friedlander & Gorris, P.A., 1201 N. Market St., Suite 2200, Wilmington, Delaware 19801, (302) 573-3500; David F.E. Tejtel, Friedman Oster & Tejtel PLLC, 493 Bedford Center Rd., Suite 2D, Bedford Hills, NY 10507, (888) 529-1108.

WHAT IF I HELD SHARES ON SOMEONE ELSE’S BEHALF?
61.If you are a broker or other nominee that held shares of Coty common stock as of April 30, 2019 for the beneficial interest of persons or entities other than yourself, you are requested to either: (i) within seven (7) calendar days of receipt of this Notice, request from the Administrator sufficient copies of this Notice to forward to all such beneficial owners and within seven (7) calendar days of receipt of those Notices forward them to all such beneficial owners; or (ii) within seven (7) calendar days of receipt of this Notice, provide a list of the names, addresses, and, if available, email addresses of all such beneficial owners to the Administrator: In re Coty Inc. Stockholder Litigation, c/o A.B. Data, Ltd., Attn: Fulfillment Dept., P.O. Box 173127. Milwaukee, WI 53217. If you choose the second option, the Administrator will send a copy of the Notice to the beneficial owners.
62.Upon full compliance with these directions, such nominees may seek reimbursement of their reasonable expenses actually incurred by providing the Administrator with proper documentation supporting the expenses for which reimbursement is sought. A copy of this Notice may also be obtained from the Settlement website, www.CotyStockholderLitigation.com, by calling the Administrator toll free at 877-390-3347, or by emailing the Administrator at info@CotyStockholderLitigation.com.
DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF
THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: April 14, 2023    BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

Questions? Call 877-390-3347, email info@CotyStockholderLitigation.com, or visit www.CotyStockholderLitigation.com.